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                                                                   EXHIBIT 6.22




                        NEUTRAL POSTURE ERGONOMICS, INC.
            AMENDED AND RESTATED 1996 NONQUALIFIED STOCK OPTION PLAN

                                   ARTICLE I
                                  DEFINITIONS

         SECTION 1 CERTAIN DEFINITIONS. Unless the context otherwise requires, the following terms shall have the following meanings for the purposes of this Plan:

         "Board" shall mean the Board of Directors of the Company.

         "Company" shall mean Neutral Posture Ergonomics, Inc.

         "Eligible Optionee" shall mean a person eligible to receive an Option pursuant to this Plan as described in Section 2.3 of this Plan.

         "Exercise Price" shall mean the purchase price to be paid for Option Shares upon exercise of an Option, as determined in Section 2.5 of this Plan.

         "Option" shall mean the right of an Optionee to purchase Option Shares upon exercise of an Option granted pursuant to Article III of this Plan.

         "Option Period" shall mean the period of time during which the Optionee may exercise the option granted pursuant to this Plan.

         "Option Shares" shall mean the shares of Stock which an Optionee purchases or is entitled to purchase pursuant to the exercise of an Option granted pursuant to this Plan.

         "Optionee" shall mean the recipient of an Option granted pursuant to this Plan.

         "Other Significant Event" shall mean the occurrence of a dissolution, liquidation, merger or consolidation as described in Section 2.2(d) hereof.

         "Plan" shall mean this Neutral Posture Ergonomics, Inc. Amended and Restated 1996 Nonqualified Stock Option Plan, as amended from time to time.

         "Stock" shall mean the voting common stock of the Company, par value $.01 per share.

         SECTION 2 TERMS GENERALLY. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The term "person" or "party" only includes individuals and does not include partnerships, corporations, trusts and other associations. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation."
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                                   ARTICLE II
                                    GENERAL

         SECTION 1        AMENDMENT AND RESTATEMENT; PURPOSE AND SCOPE.
Effective this October 9, 1997, the Company adopts this Plan which amends, restates and supersedes in its entirety the 1996 Nonqualified Stock Option Plan that was adopted by the Company as of April 29, 1996 to benefit the Company's employees and was amended and restated on August 11, 1997. This Plan is adopted by the Board of the Company for the purpose of offering stock ownership in the Company to its valuable and trusted employees and (i) as an incentive for such persons to advance the best interests of the Company, and (ii) to assist the Company in attracting and retaining key personnel.

         SECTION 2        OPTIONS AND OPTION SHARES.

                 (a) The Board may grant Options only pursuant to the terms and provisions of this Plan. No other options, warrants or stock rights may be granted by the Board pursuant to this Plan. The total number of Option Shares that may be issued pursuant to the exercise of Options is 500,000, subject to adjustment for future changes in the number of issued shares as provided in Section 2.2(d). The total number of Option Shares has been adjusted to give effect to a 19-for-1 stock dividend effected by the Company on August 11, 1997.

                 (b) Options granted pursuant to this Plan shall be evidenced by agreements ("Option Agreements") substantially in the form attached hereto as Exhibit A (other than vesting which will vary on a case by case basis); provided however, that subject to the provisions of this Plan, the terms and conditions of the Option Agreements may be amended in the sole discretion of the Board in order to effectuate the intent of this Plan. In this regard, each Option Agreement shall comply with and be subject to the terms and conditions set forth in this Plan, and shall state the total number of Option Shares covered by the Option and the applicable Option Period not to exceed the Option Period set forth herein.

                 (c) The Option Shares shall be treasury, or authorized but previously unissued, shares of Stock of the Company as determined by the Board from time to time. The Company, during the term of this Plan, will at all times reserve and keep available and will seek or obtain any requisite authority necessary to issue and to sell, the number of shares of Stock that shall be sufficient to satisfy the requirements of this Plan. The inability of the Company (after reasonable good faith attempts) to obtain from any regulatory body having jurisdiction the authority deemed necessary by counsel for the Company for the lawful issuance and sale of its Stock hereunder shall relieve the Company of any liability in respect of the failure to issue or sell Stock as to which the requisite authority has not been obtained.

                 (d) The aggregate number of Option Shares available to be acquired pursuant to the exercise of Options hereunder, the number of Option Shares subject to any Option and the Exercise Price per Option Share shall all be proportionately and equitably adjusted for any increase or decrease in the number of issued shares of Stock subsequent



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         to the effective date of the Plan resulting from (1) a stock split
         (forward or reverse) or other subdivision or consolidation of shares of Stock or any other capital adjustment having such effect or (2) the payment of a stock dividend. If the Company shall be the surviving corporation in any merger or consolidation, the Options shall pertain, apply and relate to, and shall permit the Optionee to acquire, the new restated securities of the Company subject to equitable adjustments to reflect (i) the ownership that the Optionee would have been entitled to achieve in the Company after consummation of the merger or consolidation assuming that the Optionee had exercised the Options and owned Stock immediately before consummation of such transaction, and
         (ii) the occurrence of the events noted in Section 2.2(d)(1) - (2) above. Upon dissolution or liquidation of the Company or upon a merger or consolidation in which the Company is not the surviving corporation, all Options outstanding under the Plan shall terminate; provided, however, immediately prior to such dissolution, liquidation, merger or consolidation ("Other Significant Event"), all issued and outstanding options shall be immediately vested and each Optionee shall have the right to exercise such Options in whole or in part, but only to the extent that such Options are otherwise exercisable under the terms of the Plan and applicable Option Agreement.

         SECTION 3        ELIGIBLE OPTIONEES; NO ASSIGNMENT.

                 (a) An Eligible Optionee shall be any person who, at the date the Option is granted, is (i) an active employee of the Company who is in good standing as generally determined by the Board or (ii) a director or officer of the Company.

                 (b) Options may not be assigned or transferred by Optionee for any reason. Any attempt to sell, pledge, assign, hypothecate, transfer or dispose of an Option in contravention of this Plan or the applicable Option Agreement shall be null and void and shall have no effect. Options not exercised at the death of an Optionee shall lapse. No interest in Options granted hereunder may be transferred pursuant to a divorce decree or settlement. In the event of any such purported transfer the Options shall lapse.

         SECTION 4        GRANT OF OPTIONS.

                 (a) Subject to the provisions of this Plan, Options may be awarded by the Board, in its sole discretion, at such dates and in such quantities as is provided in Article III hereof. In this regard, the Board may, in its sole discretion, designate any one or more Eligible Optionees to receive Options and become Optionees hereunder, which Optionees may include or exclude previously designated Optionees in the Board's sole discretion. Furthermore, the number of Option Shares covered by such Options granted to any particular Optionee hereunder shall, subject to the limitations set forth herein, be within the sole discretion of the Board.

                 (b) The Board shall notify each Optionee who is the recipient of any Options granted pursuant to this Plan within a reasonable period of time after the grant of such Option, which period of time shall not exceed thirty (30) calendar days. Such notification shall be in writing and shall be sent to the last known address of such Optionee as reflected in the Company's employment or other records.





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                 (c)      The granting of an Option shall impose no obligation
         upon the Optionee to exercise such option.

         SECTION 5        EXERCISE PRICE.

                 (a) The purchase price ("Exercise Price") for Option Shares purchased pursuant to the exercise of each Option granted herein shall be established by the Board for each respective Option Agreement. The Exercise Price shall be adjusted on an equitable basis if the Option Shares are adjusted upon the occurrence of certain events as provided in Section 2.2(d) of this Plan in order to reflect an Exercise Price for the adjusted number of Option Shares substantially equivalent to the Exercise Price for the original number of Option Shares to which the Optionee was entitled to purchase prior to occurrence of those designated events.

                 (b) Unless otherwise approved in advance in writing by the Board, the Exercise Price shall be paid to the Company in full in cash or a check upon exercise of an Option to this Plan shall be pursuant to this Plan. Any exercise of any Option granted pursuant to this Plan shall be invalid and have no effect if the Exercise Price is not paid in full as provided herein.

         SECTION 6        EXERCISE OF THE OPTIONS AND OPTION PERIOD.

                 (a) Subject to the provisions of this Plan and the applicable Option Agreement, an Optionee may exercise an Option in whole or in part at any time prior to expiration of the applicable Option Period, subject to any vesting requirements set forth herein. In this regard, the Optionee shall deliver a written notice of exercise to the Board and to the Board in the form attached to the Option Agreement (as amended from time to time by the Board) which states the number of Option Shares being exercised, the total purchase price for the Option Shares to be acquired and any other information which may be reasonably requested by the Board from time to time. The exercise notice shall be accompanied by a fully executed subscription agreement, if requested by the Company, in the form provided by the Company, as amended from time to time by the Board, and a check payable to the Company representing collected funds in the full amount of the Exercise Price for the Option Shares being acquired and any applicable withholding taxes deemed necessary in the sole discretion of the Company. Furthermore, if, in the opinion of counsel for the Company, such a representation is required under the Securities Act of 1933, as amended or any other applicable law, regulation or rule of any governmental authority, then, as a condition to the exercise of any portion of any Option, the Company may require the person exercising such Option to represent and warrant at the time of such exercise that any Option Shares acquired upon exercise of any Option are being acquired only for investment and not with any present intention to sell or distribute such Option Shares unless and until such Option Shares are or become fully registered and tradeable in the public marketplace.

                 (b) Promptly after the exercise of an Option as described above and the payment of the full Exercise Price, the Optionee shall be entitled to the issuance of a stock certificate evidencing his ownership of the Option Shares acquired, subject to





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         appropriate legends recommended by counsel to the Company or required by applicable laws, regulations or rules of any appropriate governmental authority. An Optionee shall have none of the rights of a shareholder in the Company until Option Shares are acquired by and issued to him as provided in this Plan, and no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is (or should reasonably be) issued except to the extent provided in Section 2.2(d) of this Plan.

                 (c) The Option Period is designated in Article III hereof. Notwithstanding the provisions of Article III, however, an Option Period may be accelerated or shortened in the manner set forth in Section 3 of the Option Agreement.

                 (d) Option Shares issued pursuant to this Plan may not be assigned or transferred by Option except by the Optionee's Last Will and Testament or by the laws of descent and distribution. Any attempt to sell, pledge, assign, hypothecate, transfer or dispose of an Option Share in contravention of the Plan or the applicable Option Agreement shall be null and void and shall have no effect. The certificates evidencing the Option Share will have a restrictive legend stating the following:

                 THE TRANSFER OF THESE SHARES IS RESTRICTED PURSUANT TO THAT CERTAIN AMENDED AND RESTATED 1996 NONQUALIFIED STOCK OPTION PLAN AND THAT CERTAIN OPTION AGREEMENT, COPIES OF WHICH ARE ON FILE AT THE CORPORATION'S PRINCIPAL PLACE OF BUSINESS. ANY TRANSFER IN VIOLATION OF THESE RESTRICTIONS IS NULL AND VOID.

                 THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1993, AS AMENDED, OR ANY STATE SECURITIES LAWS. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED AT ANY TIME WHATSOEVER, EXCEPT UPON REGISTRATION UNDER SUCH ACTS OR AN EXEMPTION THEREFROM.

                                  ARTICLE III
                                    OPTIONS

         SECTION 1 GRANT OF OPTIONS. All Options shall be granted in accordance with the applicable Option Agreement.

         SECTION 2        OPTION PERIOD AND VESTING SCHEDULE.

                 (a) Subject to the provisions of Section 2.6 hereof, each Option granted hereunder shall be exercisable within the period set forth in the applicable Option Agreement (the "Option Period").





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                 (b)      Subject to the provision of Section 2.6 hereof and
         Section 3.2(a), Options may be exercised to acquire Option Shares based on the vesting schedule set forth in the applicable Option Agreement.

                                   ARTICLE IV
                              REGISTRATION RIGHTS

         SECTION 1        PIGGY-BACK AND DEMAND REGISTRATION RIGHTS.

                 (a) If at any time within five (5) years after the original date of grant of any option under this Plan, the Company shall file a registration statement under the Securities Act in respect of an underwritten public offering of its common stock (other than on Form S-8, Form S-4 or any successor form) with the Securities and Exchange Commission (the "Commission"), the Company shall give the Optionee at least forty-five (45) days' prior written notice of the proposed filing of the registration statement. Unless the Optionee requests in writing to be excluded from such registration or fails to fulfill the obligations set forth in Section 4.1(c) below, the Company shall, at the Company's sole expense, register the Option Shares purchased by Optionee, concurrently with the registration of such other common stock, all to the extent requisite to permit the public offering or sale of the Option Shares through the facilities of the appropriate stock exchange or other public market. If the registration is in connection with an underwritten public offering of the Company, Optionee agrees to participate in the underwriting and distribute its Option Shares through such underwriting and to enter into underwriting agreements with underwriters selected by the Company. Notwithstanding the foregoing, if, in the case of an underwritten offering by the Company, the managing underwriter of such offering shall advise the Company in writing that, in its opinion, the distribution of the Option Shares to be included in the registration concurrently with the securities being registered by the Company would materially adversely affect the distribution of such securities by the Company, then the offering and sale of such Option Shares shall be delayed or restricted for such period, and/or shall be subjected to such conditions, as the managing underwriter shall request. In the event of a delay as provided in the preceding sentence, the Company shall file such supplements and post-effective amendments, and take any such other steps as may be necessary, to permit the proposed offering and sale of such Option Shares for the period specified by the underwriter.

                 (b) If all Option Shares purchased by Optionees have not been registered by the Company within five (5) years after the original date of grant of any option under this Plan, then the Company shall file a registration statement under the Securities Act with the Commission within one hundred twenty (120) days after expiration of such five (5) year period. The registration statement shall cover all Option Shares acquired or eligible to be acquired by Optionees who have provided the information set forth in Section 4.1(c) below.

                 (c) The foregoing obligations of the Company as set forth in Section 4.1 (a) and (b) above are conditioned on the following obligations of optionee:





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                          (i)     Optionee shall promptly furnish all
                 information requested by the Company regarding Optionee and the distribution of the Option Shares to the extent such information is required in connection with registration or qualification of the Option Shares with the Commission or any state securities commission.

                          (ii) Optionee shall comply with all provisions of federal and state securities laws in connection with the offer, sale and distribution of its Option Shares.

                          (iii) Optionee shall indemnify the Company, its directors and officers, its underwriters, if any, any experts set forth in the registration statement, and any person who controls the Company within the meaning of the Securities Act against all claims, losses, damages and liabilities arising out of or based on any untrue statement (or alleged untrue statement) in any registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse the Company, such directors, officers, persons, experts or underwriters for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with information furnished to any such party by Optionee specifically for use therein.

                          (iv) If the managing underwriter advises all Optionees selling Option Shares pursuant to this Article IV (the "Selling Optionees") and the Company that marketing factors require a limitation of the number of shares to be underwritten, the Company may reduce the number of shares to be registered on behalf of the Selling Optionees (pro rata among the Selling Optionees on the basis of the number of shares that each such Selling Optionee requests to be included in the offering) to the total number of shares, if any, that the managing underwriter is willing to include in such registration and underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocable to any such person or to the Company to the nearest 100 shares.

         SECTION 2 RIGHTS TO PURCHASE REGISTERED STOCK. The Options shall each be exercisable for shares of Stock that have been effectively registered under a "shelf" registration statement filed after the date hereof with the Commission (other than on Form S-4, Form S-8, or any successor form) if and only to the extent that (i) the Company has sufficient, registered, unissued shares ("Available Registered Shares") available for the purpose of issuance upon exercise of outstanding Options which are not already committed to the exercise of other outstanding Options granted pursuant to this Plan at the time of such exercise; (ii) Optionee advises the Company within a reasonable time before such exercise of its intent to exercise the Option for Available Registered Shares, and of its intentions with respect to the resale or distribution of the Available Registered Shares; and (iii) except to the extent required to be paid by the Company as set forth in Section 4.1 above, Optionee will pay and reimburse the Company





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for all costs attributable to any post-effective amendments to the applicable registration statement, any registration filing and exchange listing fees for Optionee's registered common shares and any other filings or actions necessary to permit the use of the applicable registration statement for such shares and to list such shares for trading on the appropriate stock exchange or other public market.

                                   ARTICLE V
                                DUTIES OF BOARD
                            AND PLAN ADMINISTRATION

         SECTION 1        BOARD'S DUTIES AND RESPONSIBILITIES.

                 (a) The Plan shall be administered and controlled by the Board, and the Board shall be responsible for administering over and granting the Options in accordance with and as limited by the provisions hereof. The Board shall not have the right to delegate the power, authority and responsibility to act on their behalf to any party.

                 (b) Except as otherwise provided herein, any action to be taken by the Board shall require the unanimous consent of all members of the Board.

                 (c) The Board members shall have the right, authority, power, duty and obligation to implement the terms and provisions of this Plan, and without limiting the generality of the foregoing, to conduct or cause to be conducted the specific functions and duties as are provided elsewhere in this Plan.

                 (d) The Board members may rely, and shall be protected in acting upon, any such documents deposited with them in purported compliance with any provision or for any other purpose under this Plan, but may in their discretion require further evidence before acting or relying thereupon.

                 (e) The Board members shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred upon them herein unless and until they shall have been required to do so under the terms hereof. In that regard, nothing contained herein shall require the Board members to expend or risk their own funds or otherwise incur financial liability in the performance of any of their duties or the exercise of any of their rights or powers herein.

         SECTION 2        COMPENSATION AND REIMBURSEMENT.

                 (a) Subject to the terms and provisions of this Article V, the Board members shall devote such time to the performance of their duties herein as is reasonably appropriate, and shall receive no salary or other compensation in such capacity except as is provided herein.

                 (b) Notwithstanding anything contained herein to the contrary, the Board members shall be entitled to reimbursement for all reasonable out of pocket expenses incurred by or on behalf of the Board members in connection with the performance of





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         their duties hereunder.  In that regard, the Board members shall be entitled from time to time and at all times during the continuance of this Plan to seek and take the advice of counsel in regard to the duties of such respective parties hereunder, and all expenses and disbursements incurred by such parties in so doing shall be paid by the Company as provided herein.

         SECTION 3        LIABILITY AND INDEMNIFICATION.

                 (a) No Board member, when such party is acting on behalf of the Company or Optionees within what such party reasonably believes to be the scope of its authority pursuant hereto, shall be liable, responsible or accountable in damages or otherwise to the Company or any Optionee, any Optionee's estate, transferee, successor or assign for any act or omission performed or omitted by it or him hereunder. Provided that such party has acted within what such party reasonably believes to be the scope of its authority pursuant hereto, the Company shall indemnify and hold harmless such party to the fullest extent permitted by Texas law for officers and directors including, without limitation, from any loss or damage incurred by reason of any act performed or omitted by the Board members on behalf of the Company or in furtherance of the interests of the Optionees or this Plan.

                 (b) It is expressly understood and agreed by the Company and all of the Optionees as follows:

                          (i) The Board members shall not be liable for or by reason of any statement of fact or recital in this Plan or in any other document, and should not be required to verify any facts or recitals contained therein or in any other document delivered to them hereunder. In that regard, all such statements or recitals are and shall be deemed to be made by the party executing the same.

                          (ii) Except as is provided herein, the Board members shall not be obligated to give notice to any Optionee or any other person relating to the performance of its duties hereunder.

                          (iii) The Board members shall not incur any liability or responsibility whatsoever, or be in any way responsible, for the breach of any party pursuant hereto or any acts of any other party under this Plan.

                          (iv) The Board shall not be liable to any person for any failure to issue Stock for the reasons set forth in
                 Section 2.2(c) hereof.

                          (v) Interpretation and construction of any provision of the Plan by the Board shall be final and binding upon the Company and all Optionees.

                 (c) The Board members shall not be required to give any bond or other security in respect of the performance of their duties and powers set forth in this Plan.





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
                                   ARTICLE VI
                                 MISCELLANEOUS

         SECTION 1 AMENDMENT AND TERMINATION. The Board, by resolution, may terminate, amend or revise the Plan with respect to any Option Shares as to which Options have not been granted within twelve (12) months of eligibility for grant thereof. The Board may not, without the consent of the holder of an Option, alter or impair any Option previously granted under the Plan, except as authorized herein. Unless sooner terminated, the Plan shall remain in effect for a period of (i) ten (10) years from the date of the Plan's adoption by the Board, or (ii) expiration of the latest Option Period, whichever date is later. Termination of the Plan shall not affect any Option previously granted.

                               *   *   *   *   *





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         IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officer to be effective immediately.


                                   NEUTRAL POSTURE ERGONOMICS, INC.



                                   By: /s/ REBECCA BOENIGK
                                      --------------------------------------
                                   Name:     Rebecca Boenigk
                                   Title:    Chief Executive Officer






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
                                   EXHIBIT A


                        NEUTRAL POSTURE ERGONOMICS, INC.
                      NONQUALIFIED STOCK OPTION AGREEMENT

         This NONQUALIFIED STOCK OPTION AGREEMENT (the "Agreement") is entered into to be effective as of the _________ day of __________, _______, by and between NEUTRAL POSTURE ERGONOMICS, INC., a Texas corporation (the "Company"), and ____ ________________________________ ("Optionee") pursuant to the
Company's Amended and Restated 1996 Nonqualified Stock Option Plan (the
"Plan").

                                R E C I T A L S:

         WHEREAS, Optionee is a valuable and trusted employee of the Company, and the Company considers it desirable to give Optionee an added incentive to advance the best interests of the Company; and

         WHEREAS, the Company has determined to grant Optionee the right to purchase certain common stock of the Company pursuant to the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the covenants hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, and pursuant to authorization by the Board (as defined in the Plan), the parties agree as follows:

         1. OPTION; NUMBER OF SHARES; PRICE. The Company hereby grants to Optionee the right (the "Option") to purchase all or any portion of ________________ shares (the "Shares") of the common stock, $.01 par value, of the Company (the "Common Stock") at the purchase price of $___________ per share (the "Option Price"). This Option is subject to the terms and conditions stated in this Agreement and the Plan, including but not limited to the provisions of Article II of the Plan under which this option shall be subject to modification, and Article II of the Plan and Section 14 hereof pursuant to which this Option is subject to acceleration and termination. It is intended that this Option will not qualify for treatment as an incentive stock option under Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").

         2. VESTING. The Option granted hereunder shall vest immediately upon grant.

         3. TERM OF AGREEMENT. Except for the rights conferred upon the Company pursuant to Section 7 and Section 8 below, this Agreement and Optionee's right to exercise the Option shall expire (the "Option Period") upon the first to occur of the following:

                 a. termination of the Option pursuant to Section 2 above or Section 14 below;

                 b. the expiration of ten (10) years from the date hereof;





                                 EXHIBIT A - 1

                 c. the expiration of six (6) months from the date Optionee's employment by the Company is interrupted or discontinued due to permanent disability (within the meaning of Section 105(d)(4) of the Code);

                 d. the expiration of six (6) months from the date Optionee dies if he or she dies while employed by the Company;

                 e. the expiration of thirty (30) days from the date of the termination of Optionee's employment by the Company, for any or no reason, or resignation by the Optionee; or

                 f.       the death of the Optionee.

         4. TERMINATION OF EMPLOYMENT. The termination by death or permanent disability (as defined under Section 105(d)(4) of the Code) of Optionee's employment by the Company shall not affect the number of Shares with respect to which this Option may be exercised.

         5. DEATH OF OPTIONEE; NO ASSIGNMENT. The rights of the Optionee under this Agreement may not be assigned and transferred by Optionee for any reason. Any attempt to sell, pledge, assign, hypothecate, transfer or dispose of this Option in contravention of this Agreement or the Plan shall be void and shall have no effect. If the Optionee should die prior to exercising all of Optionee's Option, Optionee's right to exercise this Option shall lapse. No interest in this Option may be transferred pursuant to a divorce decree or settlement. In the event of such a purported transfer this Option shall lapse.

         6. EXERCISE OF OPTION. On or after the vesting of this Option in accordance with Section 2 hereof and until termination of this Option in accordance with Section 3 above, this Option may be exercised by the Optionee (or, after his or her death, by the person designated in Section 5 above) upon delivery of the following to the Company at its principal executive offices:

                 a. a written notice of exercise (as amended from time to time by the Board, the initial form of which is attached hereto as Form A) which identifies this Agreement and states the number (which may not be less than 100, or all of the Shares if less than 100 Shares then remain covered by this Option) of Shares then being purchased;

                 b. at Optionee's option, any combination of (i) a check or cash or (ii) a Qualified Promissory Note (hereinafter defined) totaling an amount equal to the Option Price; provided, however, that a Qualified Promissory Note may not be given for that portion of the Option Price attributable to the par value of the Shares;

                 c. at the Optionee's option, any combination of (i) a check or cash in the amount reasonably requested by the Company to satisfy the Company's withholding obligations under federal, state or other applicable tax laws with respect to the Optionee's taxable income, if any, including without limitation, withholding obligations, recognized in connection with the exercise, in whole or in part, of the Option (herein the "Tax Liabilities") or (ii) a Qualified Promissory Note totaling an amount equal to the Tax Liabilities; and





                                 EXHIBIT A - 2

                 d. a subscription agreement, if requested by the Company, in such form and substance as the Company may require, setting forth the investment intent of the Optionee, or person designated in Section 5 above, as the case may be, and such other agreements and representations as described in the Plan.

         For purposes hereof, a "Qualified Promissory Note" shall mean a recourse promissory note, providing for a term of not more than five years, a market rate of interest and allowing prepayment without penalty.

         7. REPURCHASE OPTION UPON TERMINATION, DEATH OR DIVORCE. In the event that either (i) Optionee's employment by the Company terminates due to retirement, voluntary resignation or dismissal by the Company, with or without cause, (ii) the Optionee dies, or (iii) any of Option's Shares are transferred or to be transferred pursuant to a divorce decree or settlement, the Company or its nominee(s) shall have the option (the "Repurchase Option") to purchase from Optionee all or any portion of the Shares acquired by Optionee pursuant to this Option or, in the case of shares transferred pursuant to a divorce, that portion of the Option Shares subject to such transfer for a period of six months after the date of such termination, death or divorce decree or settlement (the "Termination Date"). The purchase price for any Shares to be purchased pursuant to the Repurchase Option shall equal the "book value" of such Shares, defined as the Option Price plus the net income or minus the net loss per share of Common Stock calculated from the date hereof to the end of the fiscal quarter immediately preceding the Termination Date. The Purchase Price for any Shares to be purchased pursuant to the Repurchase Option shall be increased or decreased appropriately to reflect any stock dividend, split, reverse split, combination, recapitalization, reclassification, merger or consolidation. The Repurchase Option shall be exercised by the Company or its nominee(s) by delivery to Optionee, within the six-month period specified above, of (i) a written notice specifying the number of Shares to be purchased, and (ii) a check in the amount of the purchase price, calculated as provided in this Section 7, for all Shares to be purchased.

         8.      REPRESENTATIONS AND WARRANTIES OF OPTIONEE.

                 a. Optionee represents and warrants that this Option is being acquired by Optionee in good faith for Optionee's personal account, for investment purposes only, and not with a view to the distribution, resale or other disposition thereof.

                 b. Optionee acknowledges that the Company may issue Shares upon the exercise of the Option without registering such Common Stock under the Securities Act of 1933, as amended (the "Securities Act") on the basis of certain exemptions from such registration requirement. Accordingly, Optionee agrees that his or her exercise of the Option may be expressly conditioned upon his or her delivery to the Company of a subscription agreement including such representations and undertakings as the Company may reasonably require in order to assure the availability of such exemptions, including a representation that Optionee is acquiring the Shares for investment and not with a present intention of selling or otherwise disposing thereof and an agreement by Optionee that the certificates evidencing the Shares may bear a legend indicating such nonregistration under the Securities Act and the resulting restrictions on transfer. Optionee acknowledges that, because Shares received upon exercise of an Option may be





                                 EXHIBIT A - 3
         unregistered, Optionee may be required to hold the Shares indefinitely unless they are subsequently registered for resale under the Securities Act or an exemption from such registration is available.

                 c. Optionee acknowledges receipt of this Option and the Plan and understands that all rights and liabilities connected with this Option are set forth herein and the Plan.

         9. NO RIGHTS AS SHAREHOLDER. The Optionee shall have no rights as a shareholder of any shares of Stock covered by this Option until the date (the "Exercise Date") an entry evidencing such ownership is made in the stock transfer books of the Company. Except as may be provided under Section 2.2(d) of the Plan, the Company will make no adjustment for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the Exercise Date.

         10. LIMITATION OF COMPANY'S LIABILITY FOR NONISSUANCE. During the term of the Plan, the Company agrees at all times to reserve and keep available, and to use its reasonable best efforts to obtain from any regulatory body having jurisdiction any requisite authority in order to issue and sell, such number of shares of its Common Stock as shall be sufficient to satisfy its obligations hereunder and the requirements of the Plan. Inability of the Company to obtain, from any regulatory body having jurisdiction, authority deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares of its Common Stock hereunder and under the Plan shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

         11. THIS AGREEMENT SUBJECT TO PLAN. This Agreement is made under the provisions of the Plan and shall be interpreted in a manner consistent with it. To the extent that any provision in this Agreement is inconsistent with the Plan, the provisions of the Plan shall control. A copy of the Plan is available to Optionee at the Company's principal executive offices upon request and without charge.

         12. RESTRICTIVE LEGENDS. Optionee hereby acknowledges that federal securities laws and the securities laws of the state in which he or she resides may require the placement of certain restrictive legends upon the Shares issued upon exercise of this Option, and Optionee hereby consents to the placing of any such legends upon certificates evidencing the Shares as the Company, or its counsel, may deem necessary.

         13. BLUE SKY LIMITATIONS: RIGHT OF ACCELERATION AND CANCELLATION. Notwithstanding anything in this Agreement to the contrary, in the event the Company makes any public offering of its securities and determines in its sole discretion that it is necessary to reduce the number of granted but unexercised stock options so as to comply with any state securities law limitations with respect thereto, the Board shall have the right, but not the obligation, (a) to accelerate the dates on which this Option may be exercised and (b) to cancel such accelerated Option if it is not exercised within fourteen (14) days after written notice of such acceleration has been given to Optionee; provided, however, that the Board shall exercise its right to cancel such accelerated Option in a fair and equitable manner and only to the extent reasonably necessary to comply with state securities law limitations. Notice shall be deemed given when delivered personally or when deposited in the United States mail, first class postage prepaid and addressed to the Optionee at





                                 EXHIBIT A - 4
his or her address set forth on the signature page hereto (which the Optionee may change upon written notice to the Company).

         14. GOVERNING LAW. This Agreement shall be construed under and governed by the laws of the State of Texas without regard to conflict of law provisions thereof.

         15. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be deemed one instrument.

         16. ENTIRE AGREEMENT. This Agreement supersedes all prior communications, including oral communications, prior writings and drafts, and represents the entire agreement of the parties with respect to the subject matter covered herein.

The Company and Optionee have executed this Agreement as of the date first written above.

COMPANY:                                OPTIONEE:

NEUTRAL POSTURE ERGONOMICS, INC.,
                                        -------------------------------------
a Texas corporation
                                        Printed Name:
                                                       ----------------------
                                        Address:
                                                  ---------------------------
By:
     ---------------------------        -------------------------------------
Its:                                    Social Security Number:
      --------------------------                                 ------------





                                 EXHIBIT A - 5

                                     Form A

                         Notice of Exercise of Options
            Amended and Restated 1996 Nonqualified Stock Option Plan
                        Neutral Posture Ergonomics, Inc.

         The undersigned, pursuant to Section 6 of that certain Option Agreement dated _______________________________, ________ between the undersigned and Neutral Posture Ergonomics, Inc., a Texas corporation (the "Company"), hereby notifies the Company that the undersigned exercises options to purchase shares of Company stock.


Date:
       ---------------------------       ----------------------------------
                                         Name of Optionee




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